Exhibit 10.46
CONFIDENTIAL
AGREEMENT
          THIS AGREEMENT (this “Agreement”) is made as of November 13, 2006 (the “Effective Date”), by and between Ziff Davis Media Inc., a Delaware corporation (the “Company”) and Mark Moyer (“Executive”). Certain definitions are set forth in the Appendix to this Agreement.
          WHEREAS, Executive is currently employed as Chief Financial Officer of the Company; and
          WHEREAS, Executive and the Company desire to enter into the agreement set forth below;
          NOW, THEREFORE, in consideration of the representations and covenants set forth herein, the parties hereby agree as follows:
     1. Severance. Executive’s employment with the Company may be terminated by either party at any time, for any reason or no reason and nothing in this Agreement shall alter the “at-will” nature of Executive’s employment. In the event that Executive’s employment with the Company is terminated by the Company without Cause in connection with a sale of all or substantially all of the Company’s assets or equity securities (the date of any such termination shall be referred to as the “Termination Date”), then, provided that (A) Executive within thirty (30) calendar days after the Termination Date executes and delivers to the Company’s Chief Executive Officer (“CEO”) a general release in favor of the Company and its Affiliates and its and their respective officers, directors, employees, representatives, agents and attorneys, and the successors and assigns of each of the foregoing, in form and substance satisfactory to the Company and (B) Executive delivers, to the Company’s President on the Termination Date or within five (5) calendar days thereafter, a departmental turnover report in such form as the Company reasonably may require and which shall be complete and accurate to the best of Executive’s knowledge; then the Company shall, through the six (6) month anniversary of the Termination Date, (x) pay Executive his annual Base Salary (as in effect on the Termination Date) in regular installments in accordance with the Company’s general payroll practices and (y) if Executive elects under COBRA to maintain health insurance benefits through the Company’s group plan (if any), pay that portion of the premium for such benefits that the Company would have paid had Executive remained an employee of the Company for such period. After payment of the severance amounts described in this Section 1, the Company shall have no obligation to make any further severance or other payment or provide any other benefit to or on behalf of Executive. Notwithstanding the foregoing, in the event that Executive shall breach any of Executive’s obligations under Section 2 of this Agreement (except any breach which Executive carries the burden of proving is solely of a technical nature, is immaterial and was inadvertent), then, in addition to any other rights that the Company may have under this Agreement or otherwise, the Company shall be relieved from and shall have no further obligation to pay Executive any amounts to which Executive would otherwise be entitled pursuant to this Section 1.
     2. Noncompete, Non-Solicitation.
     (a) In further consideration of the compensation that may be paid to Executive hereunder, Executive acknowledges that in the course of Executive’s employment with the Company and any applicable Affiliate thereof, Executive will during his employment period with the Company (the “Employment Period”) become familiar with the trade secrets, business plans and business strategies and with other Confidential Information (as defined on the Appendix hereto) concerning the Company and any applicable Affiliate of the Company (and their respective predecessors, successors and assigns) and that Executive’s services have been and shall be of special, unique and extraordinary value to the Company and any applicable Affiliate of the Company. Therefore, Executive agrees that, during the Employment Period and for six (6) months thereafter (such period, the “Noncompete Period”), Executive shall not directly or

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indirectly (whether for Executive or for any other Person) own any interest in, operate, manage, control, engage in, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), invest in, permit Executive’s name to be used by, consult with, advise, render services for (alone or in association with any other Person), or otherwise assist in any manner (i) any Person (each a “Restricted Person”) that engages in or owns, invests in, operates, manages or controls any venture or enterprise which directly or indirectly engages or proposes to engage in any business or enterprise which manufactures, designs, produces, renders or sells products or services which compete with the products and services of the Company (or any products or services the Company is in the process of developing), as the Company’s and its Affiliates businesses exist at the Termination Date or are in process as of the Termination Date; (ii) any successor, assignee, partner, joint venture or collaboration partner, subsidiary, division or Affiliate of any Restricted Person; or (iii) any Person in which any Restricted Person owns an interest or participates, which any of Restricted Person manages or controls (whether as an officer, director, employee, partner, agent, representative or otherwise), or with which any Restricted Person consults or to which any Restricted Person otherwise provides management or financial support. Nothing herein shall prohibit Executive from being an owner, indirectly through a mutual fund or other similar pooled investment vehicle, of a passive investment in the stock of a corporation which is publicly traded, so long as Executive has no other participation in the business of any such corporation. Without limiting the generality of the foregoing, Executive and the Company agree that as of the Effective Date, the following persons are each deemed to be a “Restricted Person”: International Data Group, Inc.; CMP Media, Inc. (a subsidiary of United Business Media PLC); The Future Network Plc; TechTarget; Richmond Group; Jupitermedia Corporation; Alan Meckler; Marcus Evans Group; America Online, Inc.; CNET Networks, Inc.; eBay Inc.; Google Inc.; The Microsoft Network L.L.C.; and Yahoo! Inc.
     The Company and Executive expressly acknowledge and agree that each and every restriction imposed by this Section 2(a) is reasonable with respect to subject matter, time period and geographical area.
     (b) During the Employment Period and for six (6) months thereafter, Executive shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any Affiliate of the Company to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate of the Company and any employee thereof, (ii) hire any person who was an employee of the Company or any Affiliate of the Company at any time during the one (1) year period prior to the termination of the Employment Period, (iii) call on, solicit or service any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Affiliate of the Company in order to induce or attempt to induce such Person to cease or reduce doing business with the Company or such Affiliate (for avoidance of doubt and without limiting the foregoing, it shall constitute a material violation of this Section 2(b) for Executive to make any effort to cause any customer, supplier, licensee, licensor, franchisee or other business relation of the Company to purchase from a third party any goods or services that are offered at such time by the Company), or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Affiliate of the Company, including, without limitation, making any negative statements or communications about the Company or any of its Affiliates, or (iv) directly or indirectly acquire or attempt to acquire any business in the United States of America to which the Company or any of its Affiliates has made an acquisition proposal prior to the Termination Date relating to the possible acquisition of such business (an “Acquisition Target”) by the Company or any of its Affiliates, or take any action to induce or attempt to induce any Acquisition Target to consummate any acquisition, investment or other similar transaction with any Person other than the Company or any of the Company’s Affiliates.
     (c) If, at the time of enforcement of Section 2 of this Agreement, a court shall hold that the duration, scope, or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed

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and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product (as defined on the Appendix hereto), the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of Section 2, the period set forth in Section 2 shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in Section 2 are reasonable and that Executive has received consideration in exchange therefor.
     (d) In the event that Executive desires to take any action that potentially may be in violation of Section 2 of this Agreement, Executive may give the Company written notice describing the proposed action (as described in such written notice, the “Action”). The Company may, in its sole and absolute discretion, notify Executive in writing that the Company would not regard the Action if undertaken by Executive to be in violation of Section 2 of this Agreement, subject to any conditions that the Company might specify in such written notice (for avoidance of doubt, the Company may, in its sole and absolute discretion, for any or no reason, decline to provide such a written notice). In the event that the Company delivers such a written notice to Executive, the subsequent taking by Executive of the Action in conformance with the Company’s written notice shall not be deemed to violate Section 2 of this Agreement.
     3. Other Terms and Conditions. The terms and conditions set forth on the Appendix attached hereto are incorporated herein by reference as if fully set forth herein and constitute an integral part of this Agreement.
* * * *
          IN WITNESS WHEREOF, the parties hereto have executed this Executive Agreement on the date first written above.

ZIFF DAVIS MEDIA INC.

By:

Its:

EXECUTIVE:

Mark Moyer

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APPENDIX TO EXECUTIVE AGREEMENT
     A. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipients at the address indicated below or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party: (i) if to Executive: Mark Moyer, 2 Indian Hill Road, Westport, Connecticut 06880 and (ii) if to the Company: Ziff Davis Media Inc., 28 E. 28th Street, New York, New York 10016, Attention: General Counsel. Any notice under this Agreement shall be deemed to have been given five (5) calendar days after deposit in the U.S. mail, if mailed, or otherwise when so delivered or sent otherwise.
     B. Representations and Warranties.
     (i) By the Company. In connection with the execution and delivery of this Agreement, the Company represents and warrants to Executive as of the Effective Date that (a) the execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action and (b) this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.
     (ii) By Executive. In connection with the execution and delivery of this Agreement, Executive represents and warrants to the Company as of the Effective Date that (a) this Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject; (b) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreements with any person or entity other than the Company; (c) Executive has consulted with independent legal counsel regarding his/her rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein; and (d) Executive has obtained advice from persons other than the Company and its counsel regarding the tax effects of the transaction contemplated hereby.
     C. General Provisions
     (i) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     (ii) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
     (iii) Counterparts; Signatures Received via Facsimile. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Signatures received via facsimile shall be deemed originals for all purposes.
     (iv) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable.

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     (v) Governing Law. The corporate law of the State of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.
     (vi) Jurisdiction; Waiver of Jury Trial. The state and federal courts located in New York County, New York (the “Permitted Courts”), shall have sole and exclusive jurisdiction of any dispute arising out of or related to this Agreement (including without limitation allegations of the breach or attempted breach thereof) (a “Proceeding”). Notwithstanding the foregoing, nothing in this paragraph alters any agreement the parties may previously have made or may in the future make to arbitrate disputes. Each of the parties hereby expressly consents to the personal jurisdiction of each of the Permitted Courts with respect to any Proceeding and waives any objection, whether on the grounds of venue, residence or domicile or on the ground that the Proceeding has been brought in an inconvenient forum, to any Proceeding brought in a Permitted Court. Executive agrees that a final judgment of a Permitted Court in any Proceeding shall be conclusive and binding upon Executive and may be enforced in other courts to whose jurisdiction Executive or his or her assets is or may be subject, by suit upon such judgment. Each party also irrevocably waives its right to a trial by jury in any action or proceeding arising out of or related to Executive’s employment with the Company or its Affiliates.
     (vii) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
     (viii) Interpretation. The Article and Section headings used herein are for convenience only and do not define, limit or construe the content of such sections. The parties acknowledge that they are entering into this Agreement after consulting with counsel and based upon equal bargaining power, with each party having the ability to participate in its preparation. The terms of this Agreement shall not be interpreted in favor of or against any party on account of the draftsperson, but shall be interpreted solely for the purpose of fairly effectuating the intent of the parties hereto.
     (ix) Survival. The provisions set forth in Section 1 and Section 2 of the Agreement and the provisions set forth in this Appendix shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.
     (x) Amendment and Waiver. The provisions of this Agreement may be amended and waived only by means of a written instrument signed by each of the Company and Executive.
     D. Certain Definitions
     (i) “Affiliate” of a Person means any other Person, entity or investment fund controlling, controlled by or under common control with the first-mentioned Person and, without limiting the foregoing, in the case of a partnership, any partner thereof is deemed to be an Affiliate of the partnership.
     (ii) “Cause” means (a) the commission by Executive of a felony or a crime involving moral turpitude; (b) the commission of any other act or omission by Executive constituting fraud against the Company or any of its Affiliates, or the violation of the duty of loyalty to the Company and/or its Affiliates under applicable law; (c) substantial failure by Executive to act as reasonably directed by the CEO of the Company, which failure, if curable, is not cured within fifteen (15) calendar days after written notice thereof to Executive; (d) willful or reckless misconduct or, if curable, gross negligence by Executive which is not cured within

CONFIDENTIAL
fifteen (15) calendar days after written notice thereof to Executive, with respect to the Company or any of its Affiliates; or (e) any other material breach by Executive of this Agreement or Company policy established by the CEO of the Company, which breach, if curable, is not cured within fifteen (15) calendar days after written notice thereof to Executive.
     (iii) “COBRA” means the requirements of Part 6 of Subtitle B of Tile I of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980B of the Internal Revenue Code of 1986, as amended, and any successor statutes thereto.
     (iv) “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that is or was disclosed to, or developed or learned by, Executive in connection with Executive’s relationship with the Company or any of its Affiliates prior to the date hereof or during the Employment Period and that relates to the business, products, services, financing, research or development of the Company or any of its Affiliates or their respective suppliers, distributors or customers. Confidential Information includes, but is not limited to, the following: (a) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with, and information about, any of the Company’s or any of its Affiliates’ suppliers, distributors and customers and their confidential information; (c) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (d) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (e) Acquisition Targets and potential acquisition candidates. Confidential Information shall not include information that Executive can demonstrate: (1) is or becomes publicly known through no wrongful act or breach of obligation of confidentiality; (2) was rightfully received by Executive from a third party (other than ZD, Inc. or any of its successors or Affiliates) without a breach of any obligation of confidentiality by such third party; (3) was known to Executive prior to his employment with the Company and its Affiliates, or (4) is required to be disclosed pursuant to any applicable law or court order; provided, however, that Executive provides the Company with prior written notice of the requirement for disclosure that details the Confidential Information to be disclosed and cooperates with the Company to preserve the confidentiality of such information to the extent possible.
     (v) “Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.
     (vi) “Work Product” means all inventions, innovations, improvements, developments, methods, processes, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or reduced to practice or comprising Confidential Information) and any copyrightable work, trade mark, trade secret or other intellectual property rights (whether or not comprising Confidential Information) and any other form of Confidential Information, any of which relate to the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services and which were or are conceived, reduced to practice, contributed to, developed, made or acquired by Executive (whether alone or jointly with others) while employed (both before and after the Effective Date) by the Company (or its successors or assigns) and its Affiliates.